AMENDED EXHIBIT A

DATED AUGUST 22, 2008

TO THE

DISTRIBUTION AGREEMENT

BETWEEN OLD MUTUAL FUNDS III AND

OLD MUTUAL INVESTMENT PARTNERS

DATED FEBRUARY 20, 2008

Old Mutual 2011-2020 Conservative Fund
Old Mutual 2011-2020 Moderate Fund
Old Mutual 2011-2020 Aggressive Fund
Old Mutual 2021-2030 Conservative Fund
Old Mutual 2021-2030 Moderate Fund
Old Mutual 2021-2030 Aggressive Fund
Old Mutual 2031-2040 Conservative Fund
Old Mutual 2031-2040 Moderate Fund
Old Mutual 2031-2040 Aggressive Fund
Old Mutual 2041-2050 Conservative Fund
Old Mutual 2041-2050 Moderate Fund
Old Mutual 2041-2050 Aggressive Fund
Old Mutual Heitman Global Real Estate Securities Fund

OLD MUTUAL FUNDS III

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL INVESTMENT PARTNERS

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer